UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2007

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

168 Franklin Corner Road, Lawrenceville, New Jersey		08648
(Address of Principal Executive Offices)		(Zip Code)

(609) 514-4100
(Registrant's telephone number,
including area code)

                                           Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Stock Option and Restricted Stock Unit Awards of Certain Officers

     Following the 2007 Annual Meeting of Stockholders of Voxware, Inc., a Delaware corporation (the “Company”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, approved the following stock option and restricted stock unit awards for fiscal 2007 performance for certain named executive officers of the Company as set forth below:

Restricted
		Stock Options	Stock Units
Name	Position	Awarded	Awarded
Scott J. Yetter	President and Chief
	Executive Officer	75,000(1)	25,000(2)

Steven J. Gerrard	Vice President and
General Manager,
	International Operations	11,000(3)	21,000(4)

Charles K. Rafferty	Vice President and
	General Manager, North	13,500(3)	21,000(4)
American Operations

KrishnaVenkatasamy	Vice President,
	Voxware Application	11,000(3)	21,000(4)
Development

(1)	Granted in accordance with the Company’s 2003 Stock Incentive Plan, as amended (the “2003 Plan”), at an exercise price of $5.15 (the closing price of the Company’s common stock, as listed on the NASDAQ Capital Market on December 13, 2007). The options granted shall vest at a rate of 1/36th of the original number of shares at the end of each month of employment with the Company, commencing January 13, 2008, until the third anniversary of the grant date.

(2)	Granted on December 13, 2007 and shall vest at a rate of 1/36th of the original number of shares at the end of each month of employment with the Company, commencing January 13, 2008, until the third anniversary of the grant date.

(3)	Granted in accordance with the Company’s 2003 Plan, at an exercise price of $5.15 (the closing price of the Company’s common stock, as listed on the NASDAQ Capital Market on December 13, 2007). The options granted shall vest at a rate of 1/48th of the original number of shares at the end of each month of employment with the Company, commencing on January 13, 2008, until the fourth anniversary of the grant date.

(4)	Granted on December 13, 2007 and shall vest at a rate of 1/48th of the original number of shares at the end of each month of employment with the Company, commencing January 13, 2008, until the fourth anniversary of the grant date.

Appointment of New Director and Director Awards

     Effective December 13, 2007 (immediately following the 2007 Annual Meeting of Stockholders), as previously disclosed, the Board of the Company appointed Mr. David J. Simbari as a Director to the Board to fill the vacancy created by the previous resignation of Mr. Michael Janis. Mr. Simbari shall hold such position until the next annual meeting of stockholders or until his successor shall have been duly elected and qualified. In connection with his appointment to the Board, Mr. Simbari received an award of stock options to purchase 6,667 shares of the Company’s common stock (granted in accordance with the Company’s 2003 Plan, at an exercise price of $5.15 (the closing price of the Company’s common stock, as listed on the NASDAQ Capital Market on December 13, 2007). The options vest at a rate of 1/16th of the original number of shares at the end of each quarter, commencing on March 13, 2008, until the fourth anniversary of the grant date. Since September 2006, Mr. Simbari has served as President and Chief Executive Officer of SupplyPro, a premier provider of automated point-of-use dispensing technologies. From March 1998 to February 2005, Mr. Simbari served as Chairman of the Board of Directors and Chief Executive Officer of OPTUM, Inc., a privately-held provider of supply chain and warehouse management software (acquired by Click Commerce Inc. in 2005). Prior to OPTUM, Mr. Simbari spent five years with Industri-Maternatik, a Swedish provider of complex order management systems for consumer package goods companies, first as President of North American operations and later as Senior Vice President for worldwide sales and marketing. Mr. Simbari earned his B.B.A. from Siena College in 1976.

     Additionally, the non-employee members of the Board received the following stock option awards in connection with the 2007 Annual Meeting of Stockholders: Robert Olanoff was awarded stock options to purchase 1,000 shares of the Company’s common stock, Don Cohen was awarded stock options to purchase 3,667 shares of the Company’s common stock; James L. Alexandre was awarded stock options to purchase 1,000 shares of the Company’s common stock; Joseph A. Allegra was awarded stock options to purchase 1,000 shares of the Company’s common stock; and Donald R. Caldwell was awarded stock options to purchase 1,000 shares of the Company’s common stock. All the stock options awarded were granted in accordance with the Company’s 2003 Plan, at an exercise price of $5.15 (the closing price of the Company’s common stock, as listed on the NASDAQ Capital Market on December 13, 2007). The options vest at a rate of 1/16th of the original number of shares at the end of each quarter, commencing on March 13, 2008, until the fourth anniversary of the grant date.

Item 8.01 Other Events.

     At the 2007 Annual Meeting of Stockholders of the Company, the stockholders of the Company approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to eliminate the classification of the Board and provide for the annual election of all directors at the Company’s annual meeting of stockholders (the “Amendment”) commencing with the 2008 Annual Meeting of Stockholders. The Amendment to the Amended and Restated Certificate of Incorporation, as amended, is attached as Appendix B to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on October 29, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: December 18, 2007	By:	/s/ Scott J. Yetter
Name: Scott J. Yetter
Title: President and Chief Executive Officer